                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant  /_/

Filed by a Party other than the Registrant /X/

Check the appropriate box:

       /_/      Preliminary Proxy Statement

       /_/      Confidential,  for Use of the  Commission  Only (as permitted by
                Rule 14a-6(e)(2))

       /_/      Definitive Proxy Statement

       /_/      Definitive Additional Materials

       /X/      Soliciting Material Under Rule 14a-12

                             COMPUTER HORIZONS CORP.
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                (Name of Registrant as Specified in Its Charter)

                      CRESCENDO PARTNERS II, L.P., SERIES R
                          CRESCENDO INVESTMENTS II, LLC
                                 ERIC ROSENFELD
                         F. ANNETTE SCOTT FLORIDA TRUST
                         RICHARD L. SCOTT FLORIDA TRUST
                     SCOTT FAMILY FLORIDA PARTNERSHIP TRUST
                                RICHARD L. SCOTT
                                STEPHEN T. BRAUN
                   THE COMPUTER HORIZONS FULL VALUE COMMITTEE
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   (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/    No fee required.

     /_/    Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
            0-11.

     (1)    Title of each class of securities to which transaction applies:

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     (2)    Aggregate number of securities to which transaction applies:

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     (3)    Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)    Proposed maximum aggregate value of transaction:

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     (5)    Total fee paid:

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     /_/    Fee paid previously with preliminary materials:

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     /_/    Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)    Amount previously paid:

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     (2)    Form, Schedule or Registration Statement No.:

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     (3)    Filing Party:

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     (4)    Date Filed:

                                       -2-

            The  Computer  Horizons  Full  Value  Committee  (the  "Committee"),
together with the other participants named herein, is filing materials contained in this  Schedule 14A with the  Securities  and Exchange  Commission  ("SEC") in connection  with a  preliminary  filing  with the SEC of a proxy  statement  and accompanying  proxy card to be used to solicit votes  against a proposed  merger involving  Computer  Horizons Corp. (the  "Company") and Analysts  International
Corporation  to be submitted to a vote of the  shareholders  of the Company at a special meeting of shareholders scheduled to be held in August 2005 (the "Merger
Special Meeting").  The Committee expects to prepare and file a definitive proxy statement in connection with the Merger Special  Meeting.  The Committee has not yet filed a proxy  statement with the SEC with regard to the special  meeting of shareholders to be held to replace the Company's existing Board of Directors.

            Item 1: On July 28, 2005, the following article was published in the
Daily Record, a New Jersey newspaper.

BATTLE FOR COMPUTER HORIZONS

MERGER PLAN IGNITES FIGHT FOR CONTROL OF MTN. LAKES COMPANY
BY TIM O'REILEY, DAILY RECORD

MOUNTAIN LAKES - Discontent  about a proposed merger that surfaced at the annual meeting of Computer  Horizons  Corp. in May has erupted into a full-blown  proxy fight for control of the company.

Crescendo  Partners,  a New York investment firm,  announced late Friday that it had amassed a 10.3 percent stake in the  technology  services  company and would lead a  drive  to  defeat  its  plan  to take  over  Minneapolis-based  Analysts
International, for stock now worth $117.7 million.

On Wednesday, Crescendo filed papers with the Securities and Exchange Commission calling for a Sept. 14 special  meeting to oust the board of directors and elect replacements.

The new board  then  would hire an  investment  adviser  to pore over  different scenarios for Computer Horizons, including its sale or breakup.

Company officials did not respond to phone calls requesting comment.

After  calculating  the balance sheet value of the company and the prospects for its two  fastest-growing  divisions  compared  with the  current  market  price,
Crescendo  concluded that Computer Horizons  shareholders would come up short in the Analysts deal.

"Why is Computer  Horizons giving away its shares at (a) discounted  value?" the
Crescendo proxy statement asked at one point.

According to SEC filings, Crescendo began buying Computer Horizons stock May 31, just two weeks after the contentious annual meeting.

It enlisted a Florida investor and a Nashville, Tenn., lawyer as allies.

                                      -3-

While not  specifically  identifying  what  triggered  his  interest in Computer
Horizons, Crescendo managing member Eric Rosenfeld said, "We thought that it was a company  with  intrinsic  value  and  doing a merger  that was not in the best interests of shareholders."

The merger vote  tentatively  has been set for an unspecified  date in August at the Hanover Marriott.

John J. Cassese,  the former Computer  Horizons chairman and chief executive who still  holds a 5  percent  stake  in the  company,  declined  to  formally  back
Crescendo at this point.

"I just want to see what the board says first," he said.

Nevertheless,  Cassese  acknowledged that Crescendo's  agenda largely echoed the points  that he made at the annual  meeting,  when he offered  his  services  in assembling a coalition to defeat the Analysts deal.

Computer Horizons has not issued any comment about the Crescendo move.

The Analysts deal, which would give Computer Horizons shareholders 51 percent of the combined  company to be called  International  Horizons Group, is the latest attempt to restore some of the company's glory days in the 1990s.

Then, its results and stock soared on a huge influx of Y2K computer fixes.

Computer Horizons never fully recovered when that work dried up in 2000.

The Mountain  Lakes-based  company has posted five straight years of losses, and
2004 revenues were less than half of the 1999 peak.

The stock has rarely traded as high as $5 a share since 2001.

By taking on Analysts,  Computer Horizons  management believes that it could cut costs and revive the sagging fortunes of its technology  consulting  business by growing large enough to appeal to more clients.

The  companies  have  said  there is very  little  overlap  in their  geographic territories or customer lists.

However,  critics of the deal point out that chief  executive  William J. Murphy advocated a different  approach to fend off a hostile  takeover bid from another systems consulting company, Boston-based Aquent.

At the time, and in subsequent calls with investors,  Murphy outlined a strategy of winding down the low-margin,  highly competitive  consulting business,  which accounted for half of Computer Horizons' revenues last year.

In its place, he wanted to grow the consulting  work for the federal  government and  Chimes,  a system  that  allows  companies  to  outsource  their  personnel functions.

                                      -4-

At the annual  meeting,  Murphy said the Analysts deal would fix the  consulting side  of  the  business  without  impeding  the  federal  government  or  Chimes divisions.

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

On July 22, 2005, The Computer Horizons Full Value Committee (the  "Committee"),
together  with the other  participants  (as defined  below),  made a preliminary filing with the Securities and Exchange  Commission ("SEC") of a proxy statement and  accompanying  proxy  card to be used to  solicit  votes  against a proposed
merger   involving   Computer   Horizons  Corp.  (the  "Company")  and  Analysts
International  Corporation to be submitted to a vote of the  shareholders of the
Company at a special meeting of shareholders scheduled to be held in August 2005
(the "Merger  Special  Meeting").  The  Committee  expects to prepare and file a definitive  proxy statement in connection with the Merger Special  Meeting.  The
Committee  has not yet filed a proxy  statement  with the SEC with regard to the special  meeting of  shareholders  to be held to replace the Company's  existing
Board of Directors.

THE COMMITTEE STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY
STATEMENTS  AND OTHER PROXY  MATERIALS  AS THEY BECOME  AVAILABLE  BECAUSE  THEY
CONTAIN IMPORTANT  INFORMATION.  SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE
ON THE SEC'S WEB SITE AT  HTTP://WWW.SEC.GOV.  IN ADDITION,  THE PARTICIPANTS IN
THE  SOLICITATION  WILL PROVIDE COPIES OF THE PROXY  MATERIALS,  WITHOUT CHARGE,
UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY
SOLICITOR,  MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: (800) 322-2885 OR
BY E-MAIL AT: PROXY@MACKENZIEPARTNERS.COM.

THE  PARTICIPANTS  IN THE PROXY  SOLICITATION  ARE CRESCENDO  PARTNERS II, L.P.,
SERIES R,  CRESCENDO  INVESTMENTS  II, LLC,  ERIC  ROSENFELD,  F. ANNETTE  SCOTT
FLORIDA TRUST,  RICHARD L. SCOTT FLORIDA TRUST, SCOTT FAMILY FLORIDA PARTNERSHIP
TRUST,  RICHARD L. SCOTT,  STEPHEN T. BRAUN AND THE COMPUTER HORIZONS FULL VALUE
COMMITTEE (THE "PARTICIPANTS"). INFORMATION REGARDING THE PARTICIPANTS AND THEIR
DIRECT OR INDIRECT  INTERESTS IS AVAILABLE IN THEIR  SCHEDULE 13D JOINTLY  FILED
WITH THE SEC ON JULY 22, 2005.

CONTACTS: MacKenzie Partners, Inc.
          Bob Sandhu:   212-378-7061
          Mark Harnett: 212-929-5877